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MICREL, INCORPORATED

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The following is the text of a press release issued by Micrel, Incorporated on May 13, 2008:

Investor Contact:	Media Contacts:

Richard Crowley	Paul Kranhold/Andrew Cole/Diane Henry
Micrel, Incorporated	Sard Verbinnen & Co
(408) 944-0800	(415) 618-8750

Or

Amy Bilbija
MacKenzie Partners, Inc
(650) 798-5206

RISKMETRICS RECOMMENDS MICREL SHAREHOLDERS VOTE AGAINST OBREM’S PROPOSALS TO REPLACE BOARD

RiskMetrics is Third Independent Proxy Vote Advisory Firm to Recommend

Against Obrem’s Attempt to Take Over Micrel Board

San Jose, CA, May 13, 2008 — Micrel, Incorporated (Nasdaq:MCRL) announced today that RiskMetrics, a leading independent proxy voting advisory service, recommends that Micrel shareholders vote AGAINST several proposals made by Obrem Capital Management (OCM) to be voted on at the May 20, 2008 Special Meeting of shareholders, including OCM’s proposals to throw out Micrel’s full Board of Directors, replace them with their full slate of inexperienced and unqualified nominees and to rescind the Company’s shareholder rights plan. RiskMetrics joins Glass Lewis & Co and Egan-Jones, two other independent proxy voting advisory services, in recommending shareholders vote against OCM’s proposals to take over Micrel’s Board.

In making their recommendation, RiskMetrics, stated:

•	“Although the proposed sale process may result in permanent shareholder value creation, overall, we believe that the dissidents have not made a valid case for the timing of the sale.”

•

“That the company outperformed its peers in terms of ROI , we believe, is indicative of Micrel’s ability to manage capital as efficiently or, more recently, even better than its peers. As such, our review of comparative financial metrics suggests that Micrel has performed largely in line with its peers.”

•

“Additionally, Reuters Knowledge database suggests that the average target price estimate for the company has increased from $7.86 per share three months ago to $9.48 per share presently. We believe that the increase in underlying target price estimate is indicative, to some degree, of greater market confidence in the underlying fundamentals of the company.”

Commenting on the report, the Company said, “We appreciate RiskMetrics’ recommendation against OCM’s proposals to throw out our Board and replace them with OCM’s full slate of inexperienced nominees, as well as their recommendation of voting against OCM’s proposal to rescind our shareholder rights plan. We agree with their assessment that forcing a sale now in the most challenging market conditions the industry has seen in years is not in the best interests of shareholders and that Micrel is in line with or outperforming our peers in several important areas, including return on investment.”

The Company continued, “We respectfully disagree, however, with RiskMetrics’ suggestion that the Board be expanded to accommodate one of OCM’s nominees. Of the two OCM nominees who RiskMetrics suggests, one’s semiconductor experience is limited to sales and the other has zero operational experience. We believe our current Board is vastly more qualified than OCM’s nominees and possesses the right blend of deep strategic, senior executive, operational and public company board expertise inside and outside of the semiconductor industry. We also believe the OCM nominees have only one agenda – to fulfill OCM’s self-serving desire to sell Micrel during these extremely challenging market conditions, which RiskMetrics recognizes is not in the best interests of shareholders. We are concerned that any OCM nominee would simply attempt to further that singular agenda on the board.”

In conclusion, the Company stated, “We continue to recommend that shareholders use the white proxy card to vote against OCM’s nominees and proposals, and we look forward to the May 20th vote so we can focus 100% on the business and creating value for all shareholders.”

Micrel shareholders who have any questions or have not received their WHITE proxy card, should contact MacKenzie Partners, Inc. at (800) 322-2885 or micrelproxy@mackenziepartners.com. Additional information is also available at www.votemicrel.com.

About Micrel, Incorporated

Micrel, Incorporated is a leading global manufacturer of IC solutions for the worldwide analog, Ethernet and high bandwidth markets. The Company’s products include advanced mixed-signal, analog and power semiconductors; high performance communication, clock management, Ethernet switch and physical layer transceiver ICs. Company customers include leading manufacturers of enterprise, consumer, industrial, mobile, telecommunications, automotive, and computer products. Corporation headquarters and state-of-the-art wafer fabrication facilities are located in San Jose, California with regional sales and support offices and advanced technology design centers situated throughout the Americas, Europe and Asia. In addition, the Company maintains an extensive network of distributors and reps worldwide. Web: http://www.micrel.com.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

This press release includes statements that qualify as forward-looking statements under the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements about the following topics: creating value for all shareholders, our beliefs about qualifications and experience on our Board of Directors, and our beliefs about a sale of the Company. Forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially. Those risks and uncertainties include, but are not limited to, such factors as: softness in demand for our products; customer decisions to cancel, reschedule, or delay orders for our products; the effect that lead times and channel inventories have on the demand for our products; economic or financial difficulties experienced by our customers; the effect of business conditions in the computer, telecommunications and industrial markets; the impact of any previous or future acquisitions; changes in demand for networking or high bandwidth communications products; the impact of competitive products and pricing and alternative technological advances; the accuracy of estimates used to prepare the Company’s financial statements; the global economic situation; the ability of the Company’s vendors and subcontractors to supply or manufacture the Company’s products in a timely manner; the timely and successful development and market acceptance of new products and upgrades to existing products; softness in the economy and the U.S. stock markets as a whole; fluctuations in the market price of Micrel’s common stock and other market conditions; the difficulty of predicting our future cash needs; the nature of other investment opportunities available to the Company from time to time; Micrel’s operating cash flow and other factors disclosed in Micrel’s periodic reports filed with the Securities and Exchange Commission. For further discussion of these risks and uncertainties, we refer you to the documents the Company files with the Securities and Exchange Commission from time to time, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2007 and Quarterly Report on Form 10-Q for the quarter ended March 31, 2008. Except as required under the securities laws, the Company disclaims any duty to update the forward looking information contained in this release.